UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	001-34037 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On February 1, 2010, Superior Energy Services, Inc. (the “Company”) issued a press release announcing, among other things, the details of certain charges that are expected to impact fourth quarter 2009 earnings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information furnished in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
     In the February 1, 2010 press release described in Item 2.02, the Company also announced the completion on January 26, 2010, of its acquisition of Hallin Marine Subsea International Plc (“Hallin”). The Company paid approximately $162 million to acquire all of the equity of Hallin and repaid approximately $55 million of Hallin’s debt.
     On February 1, 2010, the Company issued a press release announcing that the Company has acquired from Shell Offshore Inc. the Bullwinkle platform and related assets located in the Gulf of Mexico, and subsequently has sold an undivided 49% interest in those assets to Dynamic Offshore Resources, LLC, which will operate the assets. A copy of the Company’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Superior Energy Services, Inc., dated February 1, 2010.

99.2	Press release issued by Superior Energy Services, Inc., dated February 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: February 2, 2010